SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 21, 2003

(Date of earliest event reported)

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-25687	94-3219054
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1400 Seaport Boulevard

Redwood City, CA 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On August 21, 2003, Openwave Systems Inc. (the “Company”) announced certain changes to its executive management team. The Company also separately announced the election of a new director to its board. Copies of the related press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 7.    Exhibits.

99.1    Press Release issued by Openwave Systems Inc. on August 21, 2003.

99.2    Press Release issued by Openwave Systems Inc. on August 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ STEVE PETERS
Name: Title:	Steve Peters Senior Vice President, Chief Administrative and Legal Officer

Date:  August 21, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Openwave Systems Inc. on August 21, 2003.
99.2	Press Release issued by Openwave Systems Inc. on August 21, 2003.